Exhibit 10.43

CDC/SBC LOAN AGREEMENT

THIS AGREEMENT dated September 6, 2011, by and between CP Property Holdings, LLC (hereinafter the “Borrower” and/or the “SBC”), CP Nursing, LLC (hereinafter “Operating Company” and/or “Guarantor”) and Economic Development Corporation of Fulton County (hereinafter the “Lender” and/or the “CDC”);

W I T N E S S E T H :

WHEREAS, the Borrower has applied to the Lender for a Loan for the purpose of purchase of real estate located at 1765 Temple Avenue, College Park, GA 30337, (hereinafter the “Acquisition Assets”); and

WHEREAS, the Lender is willing to sell a debenture (hereafter the “Debenture”), to the duly appointed SBA Central Servicing Agent, the proceeds of which debenture will be used to make such a Loan to the Borrower on the terms and conditions hereinafter set forth.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

ARTICLE I

THE LOAN

SECTION 1.01:  THE LOAN, NOTE AND RATE

Subject to the terms and conditions of this Agreement and the Authorization and Debenture Guaranty Agreement of the U.S. Small Business Administration (hereafter the “SBA”), the Lender hereby agrees to lend to the Borrower, and the Borrower hereby agrees to borrow from the Lender and repay the Lender or its assigns, the amount of Two Million Thirty Four Thousand and No/100 Dollars ($2,034,000.00) (hereafter the “Loan”).  The obligation of the Borrower to repay the Loan shall be evidenced by the Promissory Note (hereafter the “Note”) of the Borrower in a form satisfactory to the Lender dated the date on which the Loan is made (hereafter the “Closing Date”) payable to the order of the Lender for the amount of the Loan with interest on the unpaid principal as determined at the time when the Debenture of the Lender is sold as per the SBA Authorization and Debenture Guaranty Agreement No. 48203750-01(hereinafter the “SBA Authorization”).

SECTION 1.02:  THE TERM AND REPAYMENT

The term of this Loan shall be 20 years.  The Note shall be repayable in equal monthly installments.  The first monthly installment shall be due and payable in accordance with the terms of the SBA Authorization and Debenture sale date.  All payments shall be applied first to interest and then to principal.  All payments will be made promptly to Lender at its address specified at the beginning of this Agreement, or at such other address as it may designate in writing.

SECTION 1.03:  PURPOSE OF THE LOAN:

The purpose of the Loan is for purchase of real estate located at 1765 Temple Avenue, College Park, GA 30337, as set forth in the SBA Authorization.  The Borrower agrees that it will apply the funds received by it under this Agreement in accordance with the use of Loan proceeds specified in the SBA Authorization, as amended.  The Borrower further agrees that no application of any funds received from the Lender hereunder shall be made in violation of the Small Business Investment Act of 1958, as amended, or the Regulations promulgated thereunder.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

The Borrower represents and covenants the following:

SECTION 2.01:  DULY ORGANIZED

If the Borrower is a corporation or Limited Liability Company, it is duly organized, validly existing and in good standing under the laws of the State of Ohio, qualified to do business in the State of Georgia, and has been empowered power to enter into this Agreement and to borrow hereunder.

If the Borrower is a partnership, it is duly organized, validly existing and in good standing under the laws of the State of Georgia, qualified to do business in the State of Georgia, and has the authority to enter into this Agreement and to borrow hereunder.

SECTION 2.02:  DULY AUTHORIZED

The making and performance by the Borrower of this Agreement, and the execution and delivery of the Note, and any Security Agreements and Instruments have been duly authorized by all of the necessary corporate or partnership action and will not violate any law, rule, regulation, order, writ, judgment, decree, determination, or award presently in effect having applicability to the Borrower or any provision of the Borrower’s Certificate of Incorporation or Bylaws and/or Partnership Agreement or result in a breach of or constitute a default under any indenture of bank loan or credit agreement or any other agreement or instrument to which the Borrower is a party or by which it or its property may be bound or affected.

SECTION 2.03:  LEGALLY BINDING INSTRUMENTS

When this Agreement is executed by the Borrower and the Lender, and when the Note is executed and delivered by the Borrower for value, each instrument shall constitute the legal, valid, and binding obligation of the Borrower in accordance with its terms.  Any Security Agreements and Instruments, Financing Statements, Deeds to Secure Debt and Security Agreements, and other liens on chattel or real estate shall constitute legal, valid, and binding liens free and clear of all prior liens and encumbrances except as provided for hereinabove or on the face of said documents.

SECTION 2.04:  NO LEGAL SUITS

There are no legal actions, suits, or proceedings pending or, to the knowledge of the Borrower, threatened against the Borrower before any court or administrative agency which if determined adversely to the Borrower, would have a material adverse effect on the financial condition or business of the Borrower.

SECTION 2.05:  NO LEGAL AUTHORIZATION NEEDED

No authorization, consent or approval, or any formal exemption of any governmental body, regulatory authorities (federal, state, or local) or mortgagee, creditor, or third party is or was necessary to the valid execution and delivery by the Borrower of this Agreement, the Note, or any Security Agreement, Financing Statement or Deed to Secured Debt and Security Agreement except as provided for under Section 3.09 herein.

SECTION 2.06:  TAXES ARE PAID

The Borrower has filed all tax returns which are required and has paid or made provisions for the payment of all taxes which have or may become due pursuant to said returns or pursuant to any assessments levied against the Borrower or its personal or real property by any taxing agency, federal, state, or local.  No tax liability has been asserted by the Internal Revenue Service or other taxing agency, federal, state or local for taxes materially in excess of those already provided for, and the Borrower knows of no basis for any deficiency assessment.

SECTION 2.07:  NO ADVERSE CHANGE

The Borrower certifies that there has been no unremedied substantial adverse change since the date of the Borrower’s original loan application made in conjunction with this transaction in the financial condition, organization, operation, business prospects, fixed properties, or personnel of the Borrower.

SECTION 2.08:  EQUITY INJECTION

The Borrower warrants and represents that it has injected funds equal to or in excess of that required under the terms of the SBA Authorization for land, building, machinery, equipment or property in cash or kind into the project.

ARTICLE III

CONDITIONS OF LENDING

The obligation of the Lender to make the loan shall be subject to the fulfillment at the time of closing of each of the following conditions:

SECTION 3.01:  EXECUTION OF SBA LOAN AUTHORIZATION

The Borrower shall have executed and delivered to the Lender the SBA Authorization.  This

Loan Agreement will automatically be amended to include each and every term and condition of the SBA Authorization, as may be amended from time to time.  In the event of any conflict between the terms of the SBA Authorization and this Loan Agreement, the SBA Authorization shall control.

SECTION 3.02:  EXECUTION AND DELIVERY OF NOTE AND LOAN AGREEMENT

The Borrower shall have executed and delivered to Lender this Loan Agreement and the Note in a form satisfactory to Lender and its legal counsel.

SECTION 3.03:  EXECUTION AND DELIVERY OF SECURITY AGREEMENT AND DEED TO SECURE DEBT AND SECURITY AGREEMENT

The Borrower shall have executed and delivered to the Lender a Security Agreement and Financing Statement in form satisfactory to Lender, giving the Lender security in all its chattel and personal property as may be required by Lender or the SBA, and as set forth in the SBA Authorization.  The Borrower also shall have executed and delivered to Lender a Deed to Secure Debt and Security Agreement as may be required (hereafter the “Deed”) in form satisfactory to Lender upon and against the real estate described in the SBA Authorization.  Said Security Agreement, Financing Statements, and Deed shall be free and clear of all prior liens and encumbrances except as provided for in accordance with the SBA Authorization.  Said Security Agreement, Financing Statements, and Deed are to secure payment of principal of the Note, the interest thereon, and any other sums payable by the Borrower hereunder.  Borrower and/or Guarantors hereunder shall assign or cause to be assigned to Lender as additional collateral hereunder all issued treasury and/or outstanding shares of stock of Borrower, as required by Lender or the SBA Authorization.

SECTION 3.04:  EXECUTION AND CERTIFICATION OF CORPORATE/PARTNERSHIP RESOLUTION

The Borrower shall have executed and delivered to Lender a duly certified copy of the Resolution of the Board of Directors authorizing the execution and delivery by Borrower of this Agreement, the Note, Security Agreement and Deed.  In the case of Partnerships, Borrower will provide Lender with appropriate Partnership Resolutions giving necessary effect to this paragraph.

SECTION 3.05:  CORPORATE/PARTNERSHIP PAPERS

The Borrower shall have delivered to the Lender copies of the Borrower’s Certificate of Incorporation, Articles of Incorporation, Bylaws, and Certificate of Existence, or in the case of a Partnership, a copy of Borrower’s Partnership Agreement and/or Statement of Partnership.

SECTION 3.06:  EXECUTION OF CSA AGREEMENT

The Borrower shall have executed and delivered to the Lender the Central Servicing Agent Agreement (SBA Form 1506) in a form satisfactory to the Lender’s legal counsel.

SECTION 3.07:  PERSONAL GUARANTIES

The Lender shall have received duly executed personal guaranty agreements from all parties as required in the SBA Authorization.

SECTION 3.08:  TITLE INSURANCE

The Borrower shall have secured mortgagee title insurance in the form and issued by companies satisfactory to the Lender, in the amount of the Loan, insuring the Lender and secured by a Deed to Secure Debt and Security Agreement subject only to exceptions approved in the SBA Authorization.  The mortgagee title policy shall show no delinquent taxes or assessments affecting the real property or any part thereof on the date of closing except as approved by the Lender.

SECTION 3.09: APPROVAL OF OTHERS

The Borrower shall have secured all necessary approvals and consents required with respect to this transaction by any third party mortgagor, lessor/lessee, creditor, or any other party having any financial interest in the Borrower.

SECTION 3.10: OPINION OF COUNSEL

The Lender shall have received the Opinion of Counsel to the Borrower that the Representations and Warranties are true and accurate on and as of the Closing Date and the conditions of the Loan have been duly satisfied as of the Closing Date.

ARTICLE IV

AFFIRMATIVE COVENANTS OF THE BORROWER

The Borrower agrees to comply with the following covenants from the date hereof until the Lender has been fully repaid with interest unless the Lender or its assigns shall otherwise consent in writing:

SECTION 4.01:  PAYMENT OF THE LOAN

The Borrower agrees to pay punctually the principal and interest on the Note according to its terms and conditions and to pay punctually any other amounts that may become due and payable to the Lender under or pursuant to the terms of this Agreement, the Note, or the SBA Authorization.

SECTION 4.02:  PAYMENT OF OTHER INDEBTEDNESS

The Borrower agrees to pay punctually the principal and interest on any other indebtedness now or hereafter at anytime owing by the Borrower to the Lender or any other lender, and shall not increase such indebtedness beyond the current existing amount without the express written consent of the Lender and the SBA.

SECTION 4.03: PAYMENT OF EQUITY INJECTION

Where applicable, the Borrower agrees to pay punctually the principal and interest due on a promissory note evidencing debt for the Equity Injection.  Such payment shall not be made at a rate greater than or for a shorter term than the Note evidencing such debt in accordance with the SBA Authorization.

SECTION 4.04:  PAYMENT OF LENDER’S FEES

In consideration of the Lender’s expenses associated with processing and servicing this Loan, the Borrower agrees to pay to the Lender a processing fee of 1-1/2% of the Debenture amount at Loan closing, together with an annual servicing fee of 1.00% to be paid to the CDC and an ongoing guarantee fee of 0.749% to be paid to the U.S. Small Business Administration, each such fee based upon the unpaid Loan balance as determined at inception and redetermined at the beginning of each five year anniversary date of the Loan, payable on a monthly basis.

SECTION 4.05:  CENTRAL SERVICING AGENT

The Borrower agrees to use the services of the institution appointed by the SBA as the Central Servicing Agent (hereafter the “CSA”) as agent for the Lender.  In consideration of the CSA’s expenses associated with the origination and servicing of the Loan, the Borrower agrees to pay monthly to the CSA a combined servicing charge in the form of monthly fee, calculated at a rate of 0.10% of the outstanding principal balance of the loan determined at five (5) year intervals.  This percentage remains constant throughout the life of the Debenture.  Such charge shall be included in the monthly loan installment as determined by the CSA.

SECTION 4.06:  MAINTAIN AND INSURE THE PROPERTY

The Borrower agrees at all times to maintain the property provided as security for this Loan in such condition and repair that the Lender’s security for this Loan will be adequately protected.  The Borrower also agrees to maintain during the term of the Loan adequate hazard insurance policies providing hazard and extended coverage and such other hazards coverage as may be deemed appropriate by Lender in amounts at least equal to 100% of the replacement cost as to real estate improvements and 100% of the replacement cost of machinery and equipment, and in form sufficient to prevent the Borrower from becoming a co-insurer and issued by companies satisfactory to the Lender with acceptable loss payee clauses in favor of the Lender.  The Borrower further agrees to purchase and maintain Federal Flood Insurance on the collateral, if applicable.  Such insurance shall be in an amount equal to the lesser of: (i) the amount of the loan; (ii) the insurable value of the property; (iii) the maximum limit of coverage available.  The Borrower further agrees to maintain adequate liability and workers, compensation insurance in amounts and form satisfactory to Lender.

SECTION 4.07:  PAY ALL TAXES

The Borrower agrees to duly pay and discharge all taxes, assessments, and governmental charges upon it or against its properties, including the collateral for this Loan, prior to the date on which the penalties attach thereto, except that the Borrower shall not be required to pay any such tax, assessment, or governmental charge which is being contested by it in good faith and by appropriate proceedings.

SECTION 4.08:  MAINTAIN EXISTENCE

The Borrower agrees to maintain its corporate or partnership existence, rights, privileges, and franchises within the State of Georgia, and qualifying and remain qualified as a domestic or foreign business entity in each jurisdiction in which its present or future operations or its business ownership of property require such qualification.

SECTION 4.09:  PROVIDE FINANCIAL INFORMATION

The Borrower agrees to maintain adequate records and books of account in which complete entries will be made reflecting all of its business and financial transactions, such entries to be made in accordance with generally accepted principals of good accounting practice consistently applied in the case of financial transactions.

In addition, the Borrower agrees to deliver to the Lender for the 12 month reporting period ending December 31, 2011, and annually thereafter, copies of the Borrower’s and SBC’s financial statements within one hundred twenty (120) days of the close of the required reporting period.  Borrower’s failure to deliver to Lender the required financial statements within the required time period may result, at Lender’s option, in an assessed penalty to the Borrower of one half of one percent (1/2 of 1.00%) of the outstanding balance of the loan calculated on the last date of the reporting period.

The Borrower further agrees to provide information and execute and deliver any and all additional documents and instruments as may be reasonably requested by the Lender, its assigns or legal counsel, or the CSA, including, but not limited to:

(a)           Executing the SBA Form 159 - “Compensation Agreement” if required;

(b)           Displaying the SBA Form 722 - “Equal Opportunity Poster”;

(c)           Providing information as required of the Lender for its annual reporting requirements.

The Borrower further agrees to provide written notice to the Lender of any public hearing or meeting before any administration or other public agency which may in any manner affect the chattel, personal property, or real estate securing the Loan.

SECTION 4.10:  RIGHT TO INSPECTION

The Borrower agrees to grant the Lender, until the Note has been fully repaid with interest, the right at all reasonable hours to inspect the chattel, personal property, and real estate used to secure the Loan; and the Borrower further agrees to provide the Lender free access to the Borrower’s premises for the purpose of such inspection to determine the condition of the chattel, personal property, and real estate.

SECTION 4.11:  NULL AND VOID COVENANTS

The Borrower agrees that in the event that any provision of the Loan Agreement or any other instrument executed at closing or the application thereof to any reason to be unenforceable by a court of competent jurisdiction, the remainder of such agreement shall nevertheless remain in full force and effect, and to this end, the provisions of all covenants, conditions, and agreements described herein are deemed separate.

SECTION 4.12:  EXPENSES AND CLOSING COSTS

The Borrower agrees to pay all fees, expenses, and charges in respect to the Loan or its making or transfer to the Lender in any way connected therewith including, but not limited to, the fees and out-of-pocket expenses of local counsel employed by the Lender, title insurance costs, survey costs, recording and filing fees, mortgage taxes, intangible tax, documentary stamp, and any other such taxes, fees, and expenses payable in connection with this transaction and/or with the enforcement of the Loan Agreement and Note.

SECTION 4.13:  INDEMNIFICATION

The Borrower agrees to indemnify and save the Lender or its assigns harmless against any and all liability with respect to, or resulting from, any delay in discharging any obligation of the Borrower.

SECTION 4.14:  EXPENSES OF COLLECTION OR ENFORCEMENT

The Borrower agrees, if at any time the Borrower defaults on any provision of the Loan Agreement, to pay the Lender or its Assigns, in addition to any other amounts that may be due from the Borrower, an amount equal to the costs and expenses of collection, enforcement, correction, or waiver of the default incurred by the Lender or its Assigns in such collection, enforcement, correction, or waiver of default.

SECTION 4.15:  COST OVERRUNS

In the event of any cost overruns on the project, Borrower agrees to provide such additional funds as may be needed to complete the project.  In the event these funds are borrowed, they will be secured by security interests inferior to those given to Lender pursuant to this Loan Agreement and the SBA Authorization.

SECTION 4.16:  CONFORMITY WITH 13 CFR 108/SBA AUTHORIZATION AND DEBENTURE GUARANTY

The Borrower agrees to at all times be in conformity with the provisions of Title 13, Code of Federal Regulations, part 108 and each and every requirement of the SBA Authorization.

SECTION 4.17:  JOBS CERTIFICATION

The Borrower certifies that as a result of this project it will use its best efforts to create or retain 135 full-time equivalent jobs within 2 years of project completion.

ARTICLE V

NEGATIVE COVENANTS OF THE BORROWER

The Borrower covenants and agrees that from the date hereof until payment in full of the Note, unless the Lender or its assigns shall otherwise consent in writing, it will not enter into any agreement or other commitment, the performance of which would constitute a breach of any of the covenants contained in this Loan Agreement.

SECTION 5.01:  ENCUMBER THE ASSETS

The Borrower will neither create nor suffer to exist any mortgage pledge, lien, charge, or encumbrance, including liens arising from judgments on the Acquisition Assets except as provided by the SBA Authorization

SECTION 5.02:  SELL THE ACQUISITION ASSETS

The Borrower will not sell, convey, or suffer to be conveyed, lease, assign, transfer, or otherwise dispose of the Acquisition Assets unless approved in writing by the Lender.

SECTION 5.03:  CHANGE OWNERSHIP

The principals of the Borrower will not permit, without the written permission of the Lender, any material change in the ownership, structure, control, or operation of the Borrower, including but not limited to: (i) merger into or consolidation with any other person, firm, partnership or corporation; (ii) authorization, issuance, or reclassification of any shares of its capital stock having ordinary voting power for the election of the Board of Directors or other governing body of the Borrower; (iii) changing the nature of its business as carried on at the date hereof; (iv) substantial distribution, liquidation, or other disposal of the Borrower’s assets to the stockholders; (v) or in the case of a partnership, any change in ownership of any or all of the partnership interests.

SECTION 5.04:  FIXED ASSET LIMITATION

The Borrower agrees that until payment in full of the indebtedness evidenced by the Note, Borrower will not, in any fiscal year, without the prior written consent of the Holder of the note,

make or incur any expenditures for the acquisition of or improvement or addition to, any real property, machinery, equipment fixtures or furniture, by purchase or by lease purchase agreement or option.

ARTICLE VI

EVENTS OF DEFAULT

The entire unpaid principal of the Note, and the interest then accrued thereon, shall become and be immediately due and payable upon the written demand of the Lender or its assigns without any other notice or demand of any kind or any presentment or protest if any one of the following events (hereafter an “Event of Default”) shall occur and be continuing at the time of such demand, whether voluntarily or involuntarily, without limitation, occurring or brought about by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body, provided, however, that such sum shall not be then payable if Borrower’s payments have been waived or the time for making Borrower’s payments have been extended by the Lender and the SBA.

SECTION 6.01:  NONPAYMENT OF LOAN

If the Borrower shall fail to make payment when due of any installment of principal on the Note or interest accrued thereon.

SECTION 6.02:  NONPAYMENT OF ANY OTHER INDEBTEDNESS

If default shall be made in the payment when due of any installment of principal or of interest accrued on any of Borrower’s other indebtedness as referred to in Section 4.02 above.

SECTION 6.03:  INCORRECT REPRESENTATION OR WARRANTY

If any representation or warranty contained in, or made in connection with the execution and delivery of this Loan Agreement or in any certificate furnished pursuant hereto which shall prove to have been incorrect when made in any material respect.

SECTION 6.04:  DEFAULT IN COVENANTS

If Borrower shall default in the performance of any other term, covenant, or agreement contained in this Loan Agreement or in the SBA Authorization, or any other loan document which shall control in the event of any conflict between it and this Agreement.

SECTION 6.05:  VOLUNTARY INSOLVENCY

If Borrower shall become insolvent or shall cease to pay its debts as they mature or shall voluntarily file a petition seeking reorganization of or the appointment of a receiver, trustee, or liquidation for the Borrower or substantial portion of its assets or to effect a plan or other arrangement with creditors or shall be adjudicated bankrupt or shall make a voluntary assignment for the benefit of creditors.

SECTION 6.06:  INVOLUNTARY INSOLVENCY

If any involuntary petition shall be filed against the Borrower under any bankruptcy, insolvency, or similar law or seeking the reorganization of or the appointment of any receiver, trustee, or liquidator for the Borrower, or of a substantial part of the Borrower or a writ or warrant of attachment or similar process shall be issued against a substantial part of the property of the Borrower, and such petition shall not be dismissed or such writ or warrant of attachment or similar process shall not be released or bonded within thirty (30) days after filing or levy.

SECTION 6.07:  SBA “504” NOTE DEFAULTS

If Borrower defaults under any terms and provisions of SBA “504” Note (SBA Form 1505).

SECTION 6.08:  CHANGE OF OWNERSHIP/CONTROL

If Borrower effects a change of ownership or control of Borrower’s personal, corporate or partnership entity or business without the prior written consent of the Lender.

SECTION 6.09:  OWNERSHIP IN LENDER

If Borrower or any affiliate thereof should acquire, directly or indirectly, in excess of ten (10%) percent ownership or interest in Lender.

ARTICLE VII

MISCELLANEOUS

SECTION 7.01:  WAIVER OF NOTICE

No failure or delay on the part of the Lender in exercising any right, power, or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy hereunder.  No modification or waiver of any provision of the Loan Agreement or of the Note, nor any consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and then such waiver or consent shall be effective only in the specific instance and for the specific purpose which given.

SECTION 7.02:  AMENDMENTS

The Borrower and the Lender, or its assigns, hereby expressly reserve all rights to amend any provisions of this Agreement, to consent to or waive any departure from the provision of the Loan Agreement, to amend or consent to or waive departure from the provisions of the Note, provided, however, that all such amendments be in writing and executed by the Lender or its assigns, the Borrower.

SECTION 7.03:  NOTICES

Any and all notices, elections or demands permitted or required to be given under this Agreement shall be in writing, signed by or on behalf of the party giving such notice, election or demand, and shall be deemed to have been properly given and shall be effective upon being personally delivered, or upon being deposited in the United States mail, postage prepaid, certified with return receipt required, and shall be deemed to have been received on the earlier of the date shown on the receipt or three (3) business days after the postmarked date thereof, or upon being deposited with an overnight delivery service requiring proof of delivery, to the other party at the address of such other party set forth below or such other address within the continental United States as such other party may designate by notice specifically designated as a notice of change of address and given in accordance herewith; provided, however, that the time period in which a response to any such notice, election, demand or request must be given shall commence on the date of receipt thereof; and provided further that no notice of change of address shall be effective until the date of receipt thereof.  Personal delivery to a partner or any officer, partnership, agent or employee of such party at said address shall constitute receipt.  Rejection or other refusal to accept or inability to deliver because of changed address of which no notice has been given shall also constitute receipt.  Any such notice, election, demand, request or response shall be addressed as follows:

If given to Lender, shall be addressed as follows:

Economic Development Corporation of Fulton County
5534 Old National Highway
College Pard, GA 30349

with a copy to:	Barbara A. Chakales, LLC
Attn: Barbara A. Chakales
300 Colonial Center Parkway, Suite 100
Roswell, Georgia 30076

and, if given to Borrower, shall be addressed as follows:

CP Property Holdings, LLC
3050 Peachtree Road, Suite 355
Atlanta, GA 30305

CP Nursing, LLC
3050 Peachtree Road, Suite 355
Atlanta, GA 30305

SECTION 7.04:  PAYMENTS

The Borrower will make payments to the Lender in accordance with the terms and conditions and instructions contained in the Central Servicing Agent Agreement (SBA Form 1506).

SECTION 7.05:  SURVIVAL OF REPRESENTATIONS AND WARRANTIES

All agreements, representations and warranties made by the Borrower herein or in any other documents or certificate delivered to the Lender in connection with the transactions contemplated by this Agreement shall survive the delivery of this Agreement, the Note and Security Agreements hereunder and shall continue in full force and effect so long as the Note is outstanding.

SECTION 7.06:  SUCCESSORS AND ASSIGNS

This Agreement shall be binding upon the Borrower, its successors, and assigns except that the Borrower may not assign or transfer its rights without prior written consent of the SBA.  This Agreement shall inure to the benefit of the Lender, its successors, and assigns, and, except as otherwise expressly provided in particular provisions hereof, all subsequent Holders of the Note.

SECTION 7.07:  COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

SECTION 7.08:  GOVERNING LAW

This Agreement and the Note and Security Agreements, Financing Statements, and Deed shall be deemed contracts made under the laws of the State of Georgia, and for all purposes shall be construed in accordance with the laws of said state.

SECTION 7.09:  ARTICLE AND SECTION HEADINGS

Article and Section headings used in this Agreement are for convenience only and shall not affect the construction of the Agreement.

SECTION 7.10:  MISCELLANEOUS

Borrower/SBC shall provide no loans to officers, shareholders, directors or employees.  SBC will declare no dividends, capital distributions, or other capital withdrawals without prior written consent of Lender.

By execution of this document Borrower certifies that Borrower and SBC will comply with the following provisions: (a) Borrower must lease 100% of the rentable property to Operating Company; (b) Operating Company may sublease up to 49% of the rentable property; (c) Borrower will not use Loan proceeds to improve or renovate any of the rentable property to be sub-leased.

IN WITNESS WHEREOF, the parties hereto have each caused this Loan Agreement to be duly executed as of the day and year first written above.

LENDER:

Economic Development Corporation of Fulton
County

[illegible]	BY:	/s/ Eugene Merriday	(L.S.)
Witness		Eugene Merriday

TITLE: Executive Director

[CORPORATE SEAL]

BORROWER:

CP Property Holdings, LLC

[illegible]	BY:	/s/ Christopher Brogdon	(L.S.)
Witness		CHRISTOPHER BROGDON

TITLE: Manager

OPERATING COMPANY:

CP Nursing, LLC

[illegible]	BY:	/s/ Christopher Brogdon	(L.S.)
Witness		CHRISTOPHER BROGDON

TITLE: Manager